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                                                                    EXHIBIT 10.5

                                   CORIO INC.
                          LICENSE AND HOSTING AGREEMENT

        This License and Hosting Agreement (the "AGREEMENT") is made and entered into as of October 29, 1999 ("EFFECTIVE DATE") by and between Corio Inc., a Delaware corporation, having its principal place of business at 700 Bay Road, Suite 210, Redwood City, CA 94063 ("CORIO") and Commerce One, Inc., a Delaware corporation having its principal place of business at 1600 Rivera Avenue, Walnut Creek, CA 94596 ("COMMERCE ONE").

                                   BACKGROUND

A. Commerce One is the owner of certain proprietary software products (the "SOFTWARE" as further defined below); and

B. Corio wishes to obtain a license to use and host the Software on the terms and conditions set forth herein in connection with the hosting services that Corio will provide to its Customers (as defined below) and Commerce One wishes to grant Corio such a license on such terms;

C. The parties further wish to jointly market and promote the other party's software and/or services as well as provide support and professional services to Corio and its Customers in accordance with this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.      DEFINITIONS.

The following terms shall have the following meanings:

1.1 "SOFTWARE USER" means a named user of the Corio Services worldwide to whom a user identification number and password has been assigned, which permits that user to access and use the Software on a designated Corio Server. The identification number and password used by a Software User is reusable and reassignable and may be used and transferred by Corio, in accordance with the licenses granted below, between Customers as one Customer discontinues the Corio Services and another Customer subscribes.

1.2     "ASP" means Application Service Provider.

1.2.5 "APPLICATION MANAGEMENT REVENUE" means net revenue Corio receives from Customers for Tier One support of the Software and MarketSite Service, operational support of the Software and MarketSite Service and basic infrastructure support (hardware, database and operating system) for the Software and MarketSite Service. Net revenue means all revenue received by Corio from Customers for the Software and MarketSite Service, less taxes, freight, insurance, refunds or credits and other non-product items.

1.3 "CORIO MARKET SEGMENT" means those customers with annual sales revenues of less than [*]. For the purposes of this definition the sales revenue shall apply to either the


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        entire corporate entity or any separately reporting division. Corio shall have the right to continue to support Corio Customers that have annual sales revenues greater than [*] by way of either sales growth or merger or acquisition of the Corio Customer. Corio and Commerce One further agree that should Corio desire to sell Corio Services to a parent company of a then current Corio Customer that is above this sales revenue threshold, each such sales opportunity shall be discussed as it arises.

1.4 "CORIO SERVERS" means the unlimited number of computer servers owned or operated by or for Corio which will contain the installed Software (as defined below) for access by Customers in connection with the Corio Services.

1.5 "CORIO SERVICES" means the hosting services offered by Corio to its Customers in which Corio allows Customers to access the Corio Servers.

1.6 "CUSTOMER(S)" means one or more customers of the Corio Services having its principal executive offices in the Territory who obtains a sublicense from Corio to use the Software or MarketSite.net Service, in the Corio Market Segment.

1.7 "DEMONSTRATION SOFTWARE" means copies of the Software which are for demonstration purposes only and which contain sample data and transactions.

1.8 "DOCUMENTATION" means any on-line help files or written instruction manuals regarding the use of the Software or MarketSite.net Service.

1.9 "RELATIONSHIP MANAGERS" means the appointed employee of each party, as set forth on EXHIBIT A attached hereto and made a part hereof, who shall be the primary contact for implementing and administering the terms and conditions of this Agreement.

1.10 "SOFTWARE" means Commerce One's proprietary software described in EXHIBIT A attached hereto and made a part hereof, in object code form only, and any Updates or Upgrades (as defined below) thereto.

1.11 "TERRITORY" means the area in which the licenses granted herein are applicable, currently limited to the geographic area of [*].

1.12 "UPDATE(S)" means any error corrections, bug fixes, modifications or enhancements to the Software, which are indicated by a change in the numeric identifier to the Software in the digit to the right of the decimal, or any error corrections, bug fixes, modifications or enhancements of the Software and MarketSite software used to operate the MarketSite.net Service.

1.13 "UPGRADE(S)" means a release, function or version of the Software designated as such by Commerce One which contains new features or significant functional enhancements to the Software, which are indicated by a change in the numeric identifier for the Software in the digit to the left of the decimal, or a new release, function or version of the MarketSite.net Service, which Upgrade is provided to Commerce One's installed customer base for the Software and MarketSite software used to operate the MarketSite.net Service. For the purposes of this Agreement, "Maintenance and Support" means those services listed in EXHIBIT C and the provision of Updates and Upgrades as called for by this Agreement


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to
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2.      GRANT OF RIGHTS.

2.1 Hosting Software License. Subject to the terms and conditions of this Agreement, Commerce One hereby grants to Corio a fee-bearing, perpetual and irrevocable, nonexclusive, nontransferable (except in accordance with Section 14.1 of this Agreement), right and license in the Territory to (i) reproduce the Software in machine executable object code format only for installation on the Corio Servers; (ii) install multiple copies of the Software on Corio's Servers which will be made remotely accessible to Corio's Customers for their subsequent use, (iii) permit limited access to and use of the Software and MarketSite.net Service by Customers through Corio Servers; (iv) sublicense an unlimited number of Customers to access and use the Software and MarketSite.net Service only through the installation on Corio servers; and (v) use Commerce One's tools and utilities, subject to any restrictions placed on the Commerce One by third party software providers, to modify and manage the Software. Except as specifically authorized by this Agreement, no license is granted under this Agreement to Corio to distribute the Software to its Customers or for use other than as part of the Corio Services.

2.2 Internal Use License. Subject to the terms and conditions of this Agreement, Commerce One grants to Corio a nonexclusive, nontransferable (except in accordance with Section 14.1 of this Agreement), royalty-free, fully paid up, perpetual right and license in the Territory to reproduce, install and use additional copies of the Software and Software tools and utilities, subject to any restrictions placed on the Commerce One by third party software providers, in machine executable object code for (i) Corio's internal business operations and
        (ii) production, testing, development, upgrade, reporting and training.

2.3 Demonstration License. Subject to the terms and conditions of this Agreement, Commerce One hereby grants to Corio a nonexclusive, nontransferable (except in accordance with Section 14.1 of this Agreement) royalty-free, fully paid up right and license in the Territory, on Corio Servers, to make a reasonable number of copies of the Demonstration Software solely for demonstration purposes to potential Customers. Demonstration Software shall be made available to Corio's sales personnel and the parties agree to cooperate to make the Commerce One demonstration database available to Corio sales personnel on an ongoing basis.

2.4 Distribution License: Corio shall have the right to resell licenses for Commerce One software, including Hosted BuySite, to any Corio Customer in the Territory, [*]. Subject to the terms and conditions of this Agreement, Commerce One hereby grants to Corio a nonexclusive, nontransferable (except in accordance with Section 14.1 of this Agreement), right and license in the Territory to sell and distribute such software licenses to Customers pursuant to this Section 2.4. Under no circumstances shall Commerce One contact Corio Customers regarding a non-ASP license sale, unless requested to do so by Corio. Further, if a Corio Customer contacts Commerce One to purchase the Software license independent of the Corio Services, Commerce One shall immediately refer that Customer to Corio.

2.5 Software User License Agreements. Corio shall make the Software and the MarketSite.net Service on the Corio Servers remotely accessible to Customers under the then current terms of its end user license agreement. As to each Software User who is provided access to the Software, Corio


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    the Commission. Confidential treatment has been requested with respect to
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        shall secure the Software User's consent to an end user agreement, which provides that the Software User may access and/or use the Software and MarketSite.net Service only under terms and conditions which include, at a minimum, those set forth on EXHIBIT E ("END USER LICENSE AGREEMENT") and made a part hereof.

2.6 Access to MarketSite.net Service. For the fee set forth in Exhibit B attached hereto and made a part hereof, Corio and its Customers shall have unlimited access to Commerce One's MarketSite electronic catalogue service, as available to Commerce One customers at the URL:
        Marketsite.net, including without limitation, MarketSite.net Business Transaction Services, MarketPack of Premium Supplier Catalogs, and MarketSite Community Services ("MarketSite.net Service") in accordance with Commerce One's standard access procedures for its customers. In addition, the parties shall share certain revenues related to purchases made by Customers utilizing Commerce One's MarketSite.net Service, as set forth in EXHIBIT B hereto.

2.7 Restrictions. Corio may not copy, distribute, reproduce, use or allow access to the Software or the MarketSite.net Service except as explicitly permitted under this Agreement, and Corio shall not, nor will it permit any third party to, modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Software or any internal data files generated by the Software except as required by law.

2.8 Ownership. Commerce One hereby retains all of its right, title, and interest in and to the Software, including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. All rights not expressly granted hereunder are reserved to Commerce One. The Software and all copies thereof are licensed, not sold, to Corio.

2.9 New Products. Updates and Upgrades to the Software and the MarketSite.net Service and software are subject to the terms of this Agreement and are included in the Maintenance and Support fees payable by Corio. Commerce One agrees to license Corio to use future products and solutions offered by Commerce One according to the license fees and other terms and conditions as the parties may agree. These products and solutions may include, but are not limited to the following: e-commerce, and marketing and sales force automation solutions.

2.10 Expansion of Geographical Scope. The parties agree Corio may seek permission to expand the scope of the licenses granted under this
        Section 2 worldwide, at no additional cost to Corio, and maintaining the revenue sharing provisions contained herein, and Commerce One shall not unreasonably withhold its permission to expand all such licenses worldwide at no additional cost to Corio. If and when localized versions of the Software become available, these versions shall be made available under the maintenance and support provisions of this Agreement.

3.      DELIVERY OF SOFTWARE.

3.1 Delivery and Acceptance. Commerce One shall issue to Corio, via electronic means of delivery, as soon as practicable, one (1) machine-readable copy of the Software, along with one (1) copy of the on-line Documentation. Commerce One will provide Corio with one written copy of the Documentation at no cost, and any additional written copies at Commerce One's standard charges. Corio acknowledges that no copy of the source code of the Software will be provided to

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        Corio. Within thirty (30) days of delivery of the Software, but in no event later than December 1, 1999, Corio shall test the Software for conformance with the Documentation ("Acceptance Test"). If the Software performs in substantial accordance with the Documentation, then Corio shall notify Commerce One in writing of its acceptance of the Software. In the event Corio finds material errors or defects with the Software, Corio shall notify Commerce One in writing of such errors or defects and provide adequate detail to facilitate Commerce One replicating the error or defect. Upon receipt of written notice, Commerce One shall have fifteen (15) days to correct the defect, reinstall the Software at the Corio site and re-perform the Acceptance Test. If Corio does not accept the Software after the second Acceptance Test, a third Acceptance Test will be performed. Notwithstanding the foregoing, all Acceptance Testing shall be complete by December 30, 1999, and Corio shall notify Commerce One in writing of it's acceptance or rejection of the Software no later than December 31, 1999. If after the third Acceptance Test Corio does not accept the Software, Corio may, at its sole option, elect to (i) repeat the Acceptance Test or (ii) terminate the Agreement and receive a refund of any fees paid to Commerce One as of such date. Both parties acknowledge that any professional services provided to Corio subsequent to the installation and acceptance of the Software are non-essential for the purpose of the acceptance of the Software.

3.2 New Versions. Commerce One shall provide Corio with any pre-release versions of relevant Updates or Upgrades of the Software. Commerce One shall make these versions available to Corio to preview at the earliest possible date. Commerce One shall provide all such Updates and Upgrades to Corio free of additional charge and Corio shall, in its sole discretion determine when, and if, to offer any such Updates and/or Upgrades to its Customers.

3.3 Additional Materials. Commerce One shall use all commercially reasonable efforts to promptly provide Corio with, at a minimum, the following: (i) release notes; (ii) beta releases; (iii) contacts at beta customers, when requested by Corio and subject to the approval of the Commerce One;
        (iv) proactive bug notification; (v) software patches; (vi) release documentation including technical reference manuals and user guides; and
        (vii) all applicable data objects relevant to the Software. These materials shall be provided at no cost to Corio.

4       FEES.

4.1 License Fees. In consideration for the licenses granted to Corio pursuant to Section 2 of this Agreement, Corio shall pay the license fees specified in EXHIBIT B hereto. Payment terms of such license fees shall be as set forth in EXHIBIT B hereto.

4.2 Software Support and Maintenance Fees. Corio shall pay to Commerce One an annual Software Maintenance and Support fee for the support services to be provided by Commerce One specified in Exhibit C attached hereto and made a part hereof, and Updates and Upgrades, according to the fees set forth in Exhibit B hereto. Payment terms of annual Software Maintenance and Support fees shall be as set forth in Exhibit B hereto. Maintenance and Support shall automatically continue during the term of this Agreement and thereafter, provided that Corio continues to pay the annual Maintenance and Support fees contained in Exhibit B, attached hereto.

4.3 Taxes. All fees are exclusive of any sales taxes, use taxes and any other taxes and charges of any kind imposed by any federal, state or local governmental entity for products and services

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        provided under this Agreement, and Corio is responsible for payment of all taxes concerning the Corio Services, excluding taxes based solely upon Commerce One's income.

4.4 Audit Rights. Corio shall keep true and accurate books of accounts and records for determining the amounts payable to Commerce One under this Agreement. Such books and records shall be kept for at least three (3) years following the end of the calendar month to which they pertain, and shall be open for inspection by an independent certified public accountant reasonably acceptable to Corio for the purpose of verifying the amounts payable to Commerce One under this Agreement. Such inspections may be made no more than once each calendar year, at reasonable times and upon reasonable notice. Commerce One shall bear all costs and expenses of such inspection. If any such inspection discloses a shortfall or an overpayment, the appropriate party shall promptly pay the amount of such shortfall or refund such overpayment. In addition, if any such inspection reveals an underpayment of more than five percent (5%) for the period under audit, Corio shall reimburse Commerce One for the reasonable cost of the examination.

5       INSTALLATION SUPPORT, MAINTENANCE AND TRAINING.

5.1 Installation. Commerce One shall provide Corio with access to one (1) full-time operations consultant for one (1) week at no charge to Corio as part of the installation project as described in the Corio Statement of Work - Hosted BuySite ASP, dated October 28, 1999 ("Statement of Work") incorporated herein by reference.

5.2 Implementation. Commerce One shall provide Corio with sufficient access to Commerce One's professional services organization during the first three (3) implementations of the Software conducted by Corio and its Customers, in accordance with the Statement of Work incorporated herein by reference, subject to the payment by Corio of the professional services fee set forth in Exhibit B hereto ("IMPLEMENTATION FEE"). Additionally, during the term of the Agreement the parties shall meet periodically to discuss Updates and Upgrades to the Software and MarketSite.net Service to better support Corio's and its Customers' specific application requirements, to be provided at no charge to Corio.

5.3 Support and Maintenance. Commerce One shall provide Corio with support described in EXHIBIT C hereto, and maintenance in the form of Updates and Upgrades. Corio shall be responsible for providing its Customers with routine technical support of the Software and MarketSite.net Service. Corio shall escalate any technical support questions or problems it is unable to answer or resolve directly to Commerce One for Commerce One's immediate attention and resolution under the schedule set forth in EXHIBIT C hereto. The support described in this Section 5.3 and EXHIBIT C hereto shall be provided to Corio but Commerce One shall have no obligation to provide any maintenance or support services to other third parties. Subject to Corio's payment of the annual support and maintenance fee, Commerce One's support and maintenance obligation of the Software and MarketSite.net Service shall continue after termination or expiration of this Agreement with respect to all Software Users granted access to the Software and MarketSite.net Service prior to termination or expiration of this Agreement.

5.4 Product Management Meetings. The parties agree to meet either in person or via teleconference on no less than a quarterly basis to discuss, without limitation, engineering, feature-functionality and architecture-related issues as they pertain to the Software and MarketSite.net Service. The specific topics of the meetings will be determined on a meeting-by-meeting basis. Each party

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        shall appoint a product manager to coordinate these meetings. Commerce
        One shall provide Corio with information relevant to future Software and MarketSite.net Service development efforts, including product and service roadmap, rollout strategy, and plans for future development efforts. The product managers shall be those persons set forth on EXHIBIT A hereto.

5.5 Training. Commerce One shall provide Corio with training as reasonably requested by Corio to train Corio's technical and support personnel regarding implementation, use and operation of the Software and MarketSite.net Service as part of the Implementation Fee. Thereafter, throughout the term of the Agreement and at Corio's request, Commerce One shall provide additional training to Corio subject to payment of Commerce One's standard training fees at a [*]. Corio shall be responsible for training its Customers regarding proper use of the Software and MarketSite.net Service. Further, the parties shall work together and cooperate to train Corio's sales force and product consultants on the Software and MarketSite.net Service and the alliance contemplated by this Agreement, including without limitation, how to position, sell and demonstrate the Software and MarketSite.net Service to potential customers.

5.6 Other Services. Upon Corio's request, Commerce One shall provide certain professional services, including without limitation, consulting services, to Corio or its Customers, subject to the mutual written agreement on the scope of such services, pricing and other terms and conditions.

5.7 Sales and Marketing Efforts. The parties shall engage in joint marketing and sales activities as set forth in EXHIBIT D attached hereto and made a part hereof.

6       TRADEMARKS.

6.1 Right to Display. During the term of this Agreement, each party authorizes the other party to display and use the other's trademarks, trade names and logos (collectively, the TRADEMARKS) in connection with that party's sale, advertisement, service and promotion of the Corio Services or the Software and MarketSite.net Service. Each party shall indicate in all product, service, publicity and printed materials relating to the Corio Services or the Software and MarketSite.net Service that such trademarks are the property of the originating party. Upon termination of this Agreement, each party shall cease all display, advertising and use of all Trademarks of the other party and shall not thereafter use, advertise or display any trademark, trade name or logo which is, or any part of which is, confusingly similar to any such designation association with Corio or the Corio Services or Commerce One or any Commerce One product.

6.2 Promotion Materials and Activities. All representations of the other party's Trademarks that a party intends to use shall be exact copies of those used by the other party and shall first be submitted to the originating party for approval of design, color and other details, which consent shall not be unreasonably withheld or delayed. To ensure trademark quality, each party shall fully comply with all written guidelines provided by the other party concerning the use of the originating party's Trademarks. Each party agrees to change or correct any material or activity that the originating party determines to be inaccurate, objectionable, misleading or a misuse of the originating party's Trademarks.


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7       WARRANTIES AND DISCLAIMER.

7.1 No Conflict. Each party represents and warrants to the other party that it is under no current obligation or restriction, nor will it knowingly assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning the performance to be rendered hereunder or the rights and licenses granted herein.

7.2 Intellectual Property Warranty. Commerce One represents and warrants to Corio that (a) Commerce One is the sole and exclusive owner of the Software; (b) Commerce One has full and sufficient right, title and authority to grant the rights and/or licenses granted to Corio under this Agreement; (c) the Software does not contain any materials developed by a third party used by Commerce One except pursuant to a license agreement; and (d) the Software does not infringe any patent, copyright, trade secret, trademark or other intellectual property rights of a third party.

7.3 Product Warranty. Commerce One warrants that the Software and MarketSite.net Service will perform in substantial accordance with the Documentation, and the media on which the Software is distributed will be free from defects in materials and workmanship under normal use, for a period of sixty (60) days from the Effective Date, but in no event not later than December 31, 1999 (the "Warranty Period"). In addition, Commerce One warrants that during the Warranty Period the Software and MarketSite.net Service is free of any willfully introduced computer virus, or any other similar harmful, malicious or hidden program or data, which is designed to disable, erase, or alter the Software, or any other files, data, or software. If during the Warranty Period the Software and MarketSite.net Service does not perform in substantial compliance with the Documentation, Commerce One shall take all commercially reasonable efforts to correct the Software and MarketSite.net Service, or if correction of the Software and MarketSite.net Service is reasonably not possible, replace such Software and MarketSite.net Service free of charge. Commerce One will replace any defective media returned to Commerce One during the Warranty Period. In the event any such breach of warranty can not be reasonably corrected at Commerce One's sole expense, Corio has the right to terminate this Agreement and receive a refund of all prepaid fees. The foregoing are Corio's sole and exclusive remedies for breach of product warranty. The warranty set forth above is made to and for the benefit of Corio only. The warranty shall not apply only if:

        (a) the Software and MarketSite.net Service has been not properly installed and used at all times and in accordance with the Documentation; and

        (b) Corio has requested modifications, alterations or additions to the Software and MarketSite.net Service that cause it to deviate from the Documentation.

7.4 Product Warranty - Year 2000 Compliance. Commerce One warrants that the Software and MarketSite.net Service, when used in accordance with its associated documentation, is in all material respects capable upon installation of accurately processing, providing and/or receiving date data from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations; provided that all licensee and third party equipment, systems, hardware, software and firmware used in combination with the Software and MarketSite.net Service properly exchange date data with the Software and MarketSite.net Service

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        OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF
        MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

8       INDEMNIFICATION.

8.1 By Commerce One. Commerce One shall indemnify, defend and hold harmless Corio and its Customers from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Corio or its Customers arising out of any claim that the Software infringes any patent, copyright, trademark or trade right secret of a third party; provided that Corio or its Customer promptly notifies Commerce One in writing of any such claim and promptly tenders the control and the defense and settlement of any such claim to Commerce One at Commerce One's expense and with Commerce One's choice of counsel. Corio or its Customer shall cooperate with Commerce One, at Commerce One's expense, in defending or settling such claim and Corio or its Customer may join in defense with counsel of its choice at its own expense. If the Software is, or in the opinion of Commerce One may become, the subject of any claim of infringement or if it is adjudicatively determined that the Software infringes, then Commerce One may, at its sole option and expense, either (i) procure for Corio the right from such third party to use the Software, (ii) replace or modify the Software with other suitable and substantially equivalent products so that the Software becomes noninfringing, or if (i) and (ii) are not practicable after Commerce One has exhausted all diligent efforts, (iii) terminate this Agreement and refund to Corio a pro-rated portion of the fees paid hereunder.

8.2 Limitations. Commerce One shall have no liability for any infringement based on (i) the use of the Software other than as set forth in the Documentation; or (ii) the modification of the Software by a party other than Commerce One, when such infringement would not have occurred but for such modification.

9       LIMITATION OF LIABILITY.

        EXCEPT FOR LIABILITY ARISING UNDER SECTION 8 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CORIO HEREUNDER FOR THE TRANSACTION WHICH THE LIABILITY RELATES TO DURING THE TWELVE (12) MONTHS IMMEDIATELY PRIOR TO THE FILING OF THE CAUSE OF ACTION TO WHICH THE LIABILITY RELATES. EXCEPT FOR LIABILITY ARISING UNDER SECTION 8 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES AGREE THAT THIS SECTION 9 REPRESENTS A REASONABLE ALLOCATION OF RISK.

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        LIABILITY RELATES. EXCEPT FOR LIABILITY ARISING UNDER SECTION 8 OF THIS
        AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES AGREE THAT THIS SECTION 9 REPRESENTS A REASONABLE ALLOCATION OF RISK.

10      CONFIDENTIALITY.

        Each party hereby agrees that it shall not use any Confidential Information received from the other party other than as expressly permitted under the terms of a non-disclosure agreement to be concurrently executed with this Agreement.

11      TERM AND TERMINATION.

11.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for an initial period of five (5) years. Thereafter, this Agreement shall automatically renew for subsequent one (1) year periods unless either party provides the other party with written notification at least thirty (30) days prior to the expiration of the initial five (5) year term or any one (1) year renewal thereof of its intention to terminate this Agreement.

11.2 Termination. If either party materially breaches any term or condition of this Agreement and fails to cure such breach within-thirty (30) days after receiving written notice of the breach, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such-thirty (30) day period. This Agreement shall terminate immediately upon notice if either party becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come due) or makes an assignment for the benefit of creditors. Compliance by the Software with the Software's specifications after expiration of the Warranty Period shall be deemed a material condition of this Agreement.

11.3 Effect of Termination. The following Sections shall survive the termination or expiration of this Agreement for any reason: 4.2, 5.3, 7, 8, 9, 10, 12 and 14. Corio's right to allow its then-existing Customers and their Software Users to use and access the Software in accordance with Section 2 of this Agreement and all payment obligations related thereto shall survive any termination or expiration of this Agreement. Commerce One's obligation to provide Software support and maintenance to Corio and its Customers shall survive any termination or expiration of this Agreement, provided Corio continues to make its annual support and maintenance payments as specified in this Agreement. Upon termination or expiration of this Agreement, each party shall otherwise return or destroy any Confidential Information of the other party provided, however, Corio may retain any Confidential Information necessary for Corio to continue supporting it's then-existing Customers.

12      SOURCE CODE ESCROW.

12.1 Escrow Account. Within sixty (60) days of the Effective Date, Commerce One agrees to execute an escrow agreement by and among Corio, Commerce One and a mutually acceptable escrow agent (the "ESCROW AGENT"). The Escrow Agent shall require Commerce One to place in an escrow account in California a copy of the source code of the Software including all Updates and Upgrades thereto, documentation and similar materials (the SOURCE CODE). The escrow agreement shall contain, at a minimum, the terms and conditions set forth in this Section 12. Corio shall bear all fees, expenses and other charges to open and maintain such escrow account. If a Release Condition (as defined in Section 12.2 of this Agreement) occurs and the Escrow Agent provides the Source Code to Corio under the escrow agreement, Corio agrees to hold the Source Code in confidence pursuant to the provisions contained in Section 10 of this Agreement, and not to use them for any purpose other than those purposes contemplated under Section 12.3 of this Agreement.

12.2 Release. Corio shall notify Commerce One in writing if it believes that one of the following events (the "RELEASE CONDITIONS") has occurred and that it intends to seek release of the Source Code from the escrow account: (i) Commerce One's dissolution or ceasing to do business in the normal course, or (ii) Commerce One's repeated and material breach of its support and maintenance obligations under Section 5 of this Agreement and such breach is not cured within sixty (60) days of receipt of written notice thereof from Corio. If Commerce One notifies Corio in writing that it disputes whether any such event has occurred, officers of each of the parties shall negotiate for a period of ten (10) business days to attempt to resolve the dispute. At the end of such ten (10) business day period, if the parties have not resolved the dispute, the matter shall be referred to arbitration in the manner provided in
        Section 14.3 of this Agreement.

12.3    License. Upon the release of the Source Code to Corio pursuant to
        Section 12.2 of this Agreement, Corio shall have a royalty-free, nonexclusive, nontransferable, right and license in the Territory to use and modify the Source Code to support and maintain the Software until the expiration or termination of Corio's Customers' End User License Agreements. The object code derived from the Source Code so modified shall be subject to the same rights and restrictions on use, reproduction and disclosure that are contained in this Agreement with respect to the Software. Corio shall not distribute, sell or sublicense the Source Code. Subject to the licenses expressly granted in this Agreement, Commerce One shall retain all right, title and interest in and to the Source Code. This license shall be deemed to extend worldwide in scope if Corio, at the time one or more Release Conditions has occurred, has been granted worldwide license rights by Commerce One under Section 2 of this Agreement.

13      SHARED RESOURCES.

13.1 Operations. To the extent not provided for within the Statement of Work covered by the Implementation Fee, Commerce One shall provide Corio with access to Commerce One operations personnel as reasonably requested by Corio, subject to payment by Corio of Commerce One's standard fees [*]. These Commerce One operations personnel shall work together with Corio personnel to optimize the architecture and performance of the Software and MarketSite.net Service in a hosted environment. Commerce One shall only commit personnel with expertise in installations, operating environments and networking functionality.

13.2 Consulting. To the extent not provided for within the Statement of Work covered by the Implementation Fee, Commerce One shall provide Corio with access to Commerce One consulting personnel as reasonably requested by Corio, subject to payment by Corio of Commerce One's standard fees [*]. These Commerce One


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        consulting personnel shall initially work together with Corio personnel to develop implementation templates. Commerce One may, in its sole but reasonable discretion, elect to assign resources from a third party systems integrator subject to advance notification to Corio of such election.

13.3 Engineering. Commerce One shall provide Corio with reasonable access to Commerce One engineering personnel at no additional cost to Corio. Joint engineering work may include product development, including without limitation, technical and functional application development and integration.

13.4 Other. All services provided hereunder, in addition to services subsequently requested by Corio (e.g. customization of the Software) shall be subject to the terms of a separate agreement between the parties.

13.5 Ownership. Subject to Commerce One's pre-existing ownership of any materials or technology provided to Corio, the results of all such development efforts set forth in this Section 13, including all intellectual property rights in any software interface coding or programs created solely by Corio during the term of this Agreement to enable the Software to operated within the Corio Servers' hosted environment ("DEVELOPMENTS"), shall be owned by Corio, unless such Developments are supported on an ongoing basis by Commerce One in which case Commerce One will retain all ownership rights, including intellectual property rights in the Developments. To the extent that Commerce One would otherwise have a claim of ownership in such Developments, Commerce One hereby assigns all rights in and to such Developments to Corio. Further, Commerce One represents and warrants that all Commerce One employees, agents, contractors or consultants that will be provided to work together with Corio have or will have signed agreements with customary terms containing confidentiality provisions and assignment of inventions ("EMPLOYEE NDA/INVENTION AGREEMENT"). Corio covenants and warrants that it will not disclose to Commerce One or its officers, directors, employees, agents, contractors or consultants any proprietary information, including without limitation any technical information related to Developments created solely by Corio under this Agreement, except upon the written authorization to do so by a Corporate Officer of Commerce One. Commerce One covenants that during the term of this Agreement, it will continue to require all Commerce One employees, agents, contractors or consultants to sign an Employee NDA/Invention Agreement and that Commerce One will furnish to Corio copies of such signed agreements upon Corio's request. Ownership of intellectual property rights to any enhancements, modifications or derivative works to the Software itself which may be developed jointly by the parties or solely by Corio shall be negotiated by the parties prior to the start of any such development work.

13.6 Independent Development: Covenant not to Sue. Nothing in this Agreement will be construed to prohibit either parties' right to independently develop the Developments contemplated above. Each party covenants that it shall not, under any circumstances, sue the other party (or its officers, directors, successors and assigns) or any of that parties' licensees, customers, or distributors ("Protected Entities") for patent infringment under any future patents or future patent rights relating to said Developments, that either party owns or controls, so long as that Protected Entity has a license from Commerce One or Corio to the Software, or to a product that is a modification of, derivative work based on, or replacement for the Software. The foregoing covenant is binding on Corio's permitted successors and assigns, and inures to the benefit of any of Commerce One's successors and assigns, and is binding on Commerce One's permitted successors and assigns, and inures to the benefit of any of Corio's successors and assigns.

14      MISCELLANEOUS.

14.1 Assignment. Neither party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to assign this Agreement in connection with the merger or acquisition of such party or the sale of all or substantially all of its assets related to this Agreement without such consent, except in the case where such transaction involves a direct competitor of the other party where consent of the other party will be required. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns. Any assignment in violation of this Section 14.1 shall be null and void.

14.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

14.3 Choice of Law; Arbitration; Venue. This Agreement shall be governed by the laws of the State of California, USA, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising out of this Agreement shall be resolved by binding arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("RULES"). The arbitration shall be conducted by one (1) arbitrator appointed in accordance with the Rules in San Francisco County, California. A judgment upon the award may be entered in any court having jurisdiction of the parties, including without limitation the courts in San Francisco, California. The non-prevailing party in the arbitration shall pay all fees and charges of the American Arbitration Association; each party, however, shall be responsible for the payment of all fees and expenses connected with the presentation of its respective case.

14.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective on the earlier of actual receipt or when (a) personally delivered; (b) the day following transmission if sent by telex, telegram or facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (c) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (d) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be specified by either party to the other in writing.

14.5 Independent Contractors. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner or legal representative of the other for any purpose and shall not have any right, power or authority to create any obligation or responsibility on behalf of the other.

14.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

14.7 Force Majeure. Neither party shall be deemed to be in breach of this agreement for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of God, earthquakes, strikes or shortages of materials.

14.8 Subcontract. Commerce One understands and agrees that Corio shall solely direct the provision of Corio Services and may subcontract certain portions of the Corio Services to third parties at any time during the term of the Agreement.

14.9 Bankruptcy. The parties hereto agree that Corio, as a licensee of Commerce One's intellectual property, shall be afforded all of the protections afforded to a licensee under Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the "CODE") so that the Trustee or Debtor in Possession, as defined in the Code, will not interfere with Corio's license with respect to the Software as provided in this Agreement, as set forth in Section 365(n) of the Code.

14.10 Complete Understanding. This Agreement including all Exhibits, and the Non Disclosure Agreement and the Statement of Work referenced in this Agreement and incorporated by reference herein, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement. IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CORIO, INC.                              COMMERCE ONE, INC.

By: /s/ Signature Illegible              By: /s/ Signature Illegible
                                             --------------------------------
Name: GEORGE KADIFA                      Name: MARK S. BIESTMAN
      ---------------------------              ------------------------------

Title: CEO                               Title: V.P. WORLDWIDE SALES
       --------------------------              ------------------------------

Date: 11/5/99                            Date:
      --------------------------               ------------------------------

                                    EXHIBIT A

                                    SOFTWARE

1.      SOFTWARE.
        Hosted BuySite v 6.0

2.      DEMONSTRATION SOFTWARE.
        Hosted BuySite v 6.0

3.      RELATIONSHIP MANAGERS. The Corio Relationship Manager shall be:
        __________. The Commerce One Relationship Manager shall be: ________.

4. PRODUCT MANAGERS. For purposes of Section 5.4 of this Agreement, the Corio product manager shall be: _________.

           The Commerce One product manager shall be: _______________.

                                    EXHIBIT B

                                     PRICING


SOFTWARE:
BuySite Hosted Edition version 6.0
MarketSite.net Service access

SOFTWARE USERS:
BuySite Hosted Edition: Unlimited

LICENSE FEES:
BuySite Hosted Edition: [*]

MARKETSITE.NET SERVICE FEES:
MarketSite.net Service Access:
Year 1                          [*]
Year 2-5, and beyond:           [*]

MAINTENANCE AND SUPPORT FEES:
Year 1                          [*]
Year 2-5, and beyond:           [*]

REVENUE SHARING FEES:

1.      MarketSite Transaction Revenue:
        Commerce One to pay Corio [*] of all transaction fees from Corio Customer transactions on MarketSite.

2.      Corio Customer Application Management Revenue:
        Corio to pay Commerce One [*] of all Application Management Revenue from Corio Customers for use of Commerce One Software or MarketSite.net Service Access subject to the following limitations.

               A. No Application Management Revenue shall be due for any Corio Customer subscriptions utilizing the initial 3000 Software User licenses granted herein, subject to a minimum limitation of 40 Authorized Software Users per Customer

               B. The Corio invoice amounts used to calculate the revenues subject to this revenue share shall not include Professional Service fees, or Network access fees.

               C. These Application Management Revenue fees shall begin accruing when the Corio Customer begins live operations.

IMPLEMENTATION FEES:
Time and Materials Basis
Billed at [*] in accordance with The Statement of Work as agreed between the parties, not to exceed [*].

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

PAYMENT TERMS

License Fees: Due upon Software Acceptance.

Maintenance and Support Fees: Net 30 of Software acceptance anniversary date, and each year thereafter. Revenue Sharing Fees: Quarterly payments shall be due to receiving party, net 30 days after quarter close.

Implementation or Professional Service Fees: Net 30 days from date of Commerce One invoice, which shall be issued only after successful completion of each agreed upon milestone.

MarketSite.net Access Fee: Due upon Software Acceptance, and on each annual anniversary of Software Acceptance thereafter.

                                    EXHIBIT C

                            CUSTOMER SERVICE OUTLINE

1.      CONTACTING SUPPORT:

EMAIL:                     csc@commerceone.com

FAX:                       (925) 941-6060

SUPPORT HOTLINE:           (925) 941-5959

WWW:                       http://commerceone.com/solutions/osupport.htm

Our web access allows you to submit new incidents and be notified in real time by the support team, who will provide suggestions and technical support to resolve your issue. Such support will include clarification of the functions and features of the Software, clarification of the documentation, guidance in the operations of the Software, and error correction analysis and verification to the extent possible remotely.

2. SERVICE HOURS: Staffed Monday - Friday, 7 am to 7 pm PST (except holidays). After hours support available 24x7 for Priority 1 technical issues only.

3.      PRIORITY DEFINITION:

        COMMERCE ONE RESPONSIBILITIES:

                * Priority 1: The software and/or the hosted physical infrastructure is not operational and no workaround exists. Customer's production/business is seriously affected.

                * Priority 2: Software and/or the hosted physical infrastructure functionality is impaired, does not work like proposed, but it is operational

        CORIO RESPONSIBILITIES:

                * Priority 3: Minor software and/or the hosted physical infrastructure problems or functionality questions.

                *       Priority 4: Enhancement request or cosmetic problems.

4.      RESPONSE TIME: (Commitment to customers)
Commence One will make every attempt to contact our customers within 30 minutes of the report of a critical incident, and to notify and work with any third party vendors providing ancillary services that may be affected by the incident. However, for providing specific action plans for resolutions, we are committed to the following schedule:

                *       Priority 1 incidents: 2 hours

                *       Priority 2 incidents: 4 hours

For resolution of incidents, we are committed to the following schedule:

                * Priority 1 incidents: we will respond as provided above and continue resolution efforts on a 24 x 7 basis until the incident has been resolved

                * Priority 2 incidents: we will respond as provided above and continue resolution efforts during business hours until the incident has been resolved

5.      SUPPORT CONTACTS:

Up to 5 individuals can be designated as "Registered Customers" to contact Commerce One for Support services. Upon written notice, customers may change their designated contacts. [Additional contacts can be purchased at additional cost as mutually agreed. Specify the 5 contacts on the Customer Profile form.

                                    EXHIBIT D

                         SALES AND MARKETING COOPERATION

The parties agree to the following non-binding sales and marketing cooperation efforts:

1. RELATIONSHIP MANAGERS. The parties' Relationship Managers would attempt to meet at mutually agreeable times no less than every quarter to review and coordinate sales efforts and review customer response to the Software, the MarketSite.net Services and the Corio Services, and address other topics related to this Agreement.

2. SALES COMPENSATION. The parties agree to provide their internal and external sales and marketing personnel sufficient compensation incentives designed to actively promote and encourage cross-selling of the Corio Services, and the Software and the MarketSite.net Services, respectively.

3. JOINT MARKETING PLANS. During the term of this Agreement the parties agree to develop, review and submit to each other new and continuing marketing plans with respect to the Corio Services and the Software and MarketSite.net Services, respectively.

4. MARKETING FUND. Within six (6) months after the Effective Date of the Agreement, Corio and Commerce One each would contribute to a marketing fund to be jointly managed by the parties to promote the sale and marketing of the Corio Services, the Software and the MarketSite.net Services.

5. PERSONNEL. Each party agrees to assign one (1) existing sales or marketing employee primarily dedicated to assist in the sales and marketing promotional activity set forth in this Exhibit D.

6. COOPERATION AND PUBLICITY. Upon mutual agreement, Corio and Commerce One may engage in the following activities: joint publicity releases, joint marketing materials, joint marketing calls, joint conference and trade show efforts, and strategy coordination concerned with promoting the Software, the MarketSite.net Services and the Corio Services in the commercial marketplace.

7. INITIAL CUSTOMERS. Within sixty (60) days after the Effective Date of the Agreement, Corio agrees to use commercially reasonable efforts to obtain orders from two (2) Customers for the Corio Services which include access to the Software and MarketSite.net Services.